Exhibit 1.1

$750,000,000

CIMAREX ENERGY CO.

4.375% Senior Notes due 2024

Underwriting Agreement

May 20, 2014

Wells Fargo Securities, LLC

As Representative of the several Underwriters listed in Schedule 1 hereto

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

Cimarex Energy Co., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), $750,000,000 principal amount of its 4.375% Senior Notes due 2024 (the “Securities”).  The Securities will be issued pursuant to an Indenture (the “Base Indenture”), as supplemented by the Supplemental Indenture to be dated as of June 4, 2014 (the “Supplemental Indenture” and, the Base Indenture as supplemented by the Supplemental Indenture, the “Indenture”) among the Company, the subsidiary guarantors listed in Schedule 2 hereto (the “Subsidiary Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”), and will be guaranteed on an unsecured senior basis by each of the Subsidiary Guarantors (the “Guarantees”).

It is understood and agreed to by the parties hereto that the Company entered into a Purchase and Sale Agreement (the “Cana-Woodford Purchase Agreement”) with a third party pursuant to which the Company agreed to acquire oil and gas assets primarily in the Cana-Woodford shale play in Western Oklahoma for $497.4 million in cash (the “Cana-Woodford Assets”), subject to customary purchase price adjustments described in the Cana-Woodford Purchase Agreement. Simultaneously, the Company entered into an agreement with Devon Energy, a Delaware corporation, to sell at closing a 50% interest in the Cana-Woodford Assets for $248.7 million.  The acquisition is expected to close on or before June 30, 2014.

The Company hereby confirms its engagement of Goldman, Sachs & Co. as, and Goldman, Sachs & Co. hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter”, within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to the offering and sale of the Securities and Guarantees.  Goldman, Sachs & Co., solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the “QIU.”  The purchase price per Security at which the Securities will be sold to the public shall not be higher than the maximum price recommended by the QIU. The QIU will not receive any additional compensation for its services as the QIU hereunder.

The Company and the Subsidiary Guarantors hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.             Registration Statement.  The Company and the Subsidiary Guarantors have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-183939), including a prospectus, relating to the Securities, and such registration statement became effective upon filing.  Such registration statement, as amended to the date of this Agreement, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) at the time of its effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) or Rule 424(b) (other than the Prospectus (as defined below)) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities.  If the Company and the Subsidiary Guarantors have filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the following information shall have been prepared (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated May 20, 2014, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.

2.             Purchase of the Securities by the Underwriters.  (a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s

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name in Schedule 1 hereto at a price equal to 99.00% of the principal amount thereof plus accrued interest, if any, from May 20, 2014 to the Closing Date (as defined below).  The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)           The Company and the Subsidiary Guarantors understand that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Securities on the terms set forth in the Prospectus.  The Company and the Subsidiary Guarantors acknowledge and agree that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c)           Payment for and delivery of the Securities will be made at the offices of Vinson & Elkins L.L.P., 1001 Fannin St., Houston, Texas 77002, at 10:00 A.M., New York City time, on June 4, 2014, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing.  The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d)           Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company.  The Global Note will be made available for inspection by the Representative on the business day prior to the Closing Date.

(e)           The Company and the Subsidiary Guarantors acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Subsidiary Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Company, any Subsidiary Guarantor or any other person.  Additionally, neither the Representative nor any other Underwriter is advising the Company, any Subsidiary Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company and the Subsidiary Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Underwriter shall have any responsibility or liability to the Company or the Subsidiary Guarantors with respect thereto. Any review by the Representative or any Underwriter of the Company, the Subsidiary Guarantors and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Underwriter and shall not be on behalf of the Company, the Subsidiary Guarantors or any other person.

3.             Representations and Warranties of the Company and the Subsidiary Guarantors.  The Company and the Subsidiary Guarantors, jointly and severally, represent and warrant to each Underwriter that:

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(a)           Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Subsidiary Guarantors make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Preliminary Prospectus.

(b)           Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Subsidiary Guarantors make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Time of Sale Information.  No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)           Issuer Free Writing Prospectus.  None of the Company or any Subsidiary Guarantor (including its agents and representatives, other than the Underwriters in their capacity as such) has prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or any Subsidiary Guarantor or their respective agents and representatives (other than a communication referred to in clauses ((i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) documents listed on Annex B hereto and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representative.  Each such Issuer Free Writing Prospectus (i) complied in all material respects with the Securities Act, (ii) does not or will not conflict with information contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Information or the Prospectus, (iii) has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and (iv) when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus and any other Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Subsidiary Guarantors make no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with

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information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus.

(d)           Registration Statement and Prospectus.  The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Subsidiary Guarantors make no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e)           Incorporated Documents.  The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)            Financial Statements.  The consolidated financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the

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financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements and the related notes have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, except as otherwise stated therein, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby. The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g)           No Material Adverse Change.  Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole; and (ii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(h)           Organization and Good Standing.  The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement.

(i)            Capitalization.  All the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except as otherwise described in the Registration Statement, the Time of Sale Information and the Prospectus) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer

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or any other claim of any third party (except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus).

(j)            Due Authorization.  The Company and each Subsidiary Guarantor has full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture (including each Guarantee set forth therein) (collectively, the “Transaction Documents”) and to perform its respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(k)           The Indenture.  The Indenture has been duly authorized by the Company and each of the Subsidiary Guarantors and has been duly qualified under the Trust Indenture Act and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Subsidiary Guarantors enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, regardless of whether such enforceability is considered in a proceeding at law or in equity (collectively, the “Enforceability Exceptions”).

(l)            Authorization and Enforceability of the Cana-Woodford Purchase Agreement. The Cana-Woodford Purchase Agreement has been duly authorized and executed by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Enforceability Exceptions.

(m)          The Securities.  The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(n)           The Guarantees.  The Guarantees have been duly authorized by each of the Subsidiary Guarantors and, when duly issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of each of the Subsidiary Guarantors enforceable against each of the Subsidiary Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(o)           Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors.

(p)           Descriptions of the Transaction Documents.  Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

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(q)           No Violation or Default.  Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(r)            No Conflicts.  The execution, delivery and performance by the Company and each of the Subsidiary Guarantors of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and each of the Subsidiary Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(s)            No Consents Required.  No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority (including without limitation the Federal Energy Regulatory Commission) is required for the execution, delivery and performance by the Company and each of the Subsidiary Guarantors of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and the Subsidiary Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Securities and the Guarantees under the Securities Act, the qualification of the Indenture under the Trust Indenture Act, the Cana-Woodford Purchase Agreement and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(t)            Legal Proceedings.  Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no actions, suits or proceedings pending or legal, governmental or regulatory investigations to which the Company or any of its subsidiaries is a party or, to the Company’s or any Subsidiary Guarantor’s knowledge, to which any property of the Company or any of its subsidiaries is the subject that, if determined adversely to the

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Company or any of its subsidiaries, would have a Material Adverse Effect or materially affect the consummation of the transactions contemplated hereby; no such investigations, actions, suits or proceedings are threatened (which threat has been communicated to the Company or such subsidiary) or, to the Company’s or any Subsidiary Guarantor’s knowledge, contemplated by any governmental or regulatory authority or by others.

(u)           Independent Accountants.  KPMG LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(v)           Title to Real and Personal Property.  Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, the Company and its subsidiaries have good and indefeasible title in fee simple to all items of real property, and good title to all items of personal property, or in either case have valid rights to lease or otherwise use, all items of such real or personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not have a Material Adverse Effect.

(w)          Title to Intellectual Property.  The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others, except as in each case would not have a Material Adverse Effect.

(x)           No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement, the Prospectus and the Time of Sale Information and that is not so described in such documents.

(y)           Investment Company Act.  Neither the Company nor any of the Subsidiary Guarantors is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, none of them will be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

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(z)           Taxes.  The Company and its subsidiaries have filed all material tax returns required to be filed through the date hereof and have paid all taxes due thereon except those being contested in good faith, those for which reserves have been provided in accordance with GAAP or those currently payable without penalty or interest; and except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, determined adversely against the Company or any of its subsidiaries or any of their respective properties or assets which would have a Material Adverse Effect.

(aa)         Licenses and Permits.  The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except for such licenses, certificates, permits and other authorizations which would have a Material Adverse Effect.

(bb)         No Labor Disputes.  No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the Company’s or any Subsidiary Guarantor’s knowledge, is contemplated or threatened and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of the Company or any of its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(cc)         Compliance With Environmental Laws.  Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, (i) the Company and its subsidiaries (x) are, and, to the knowledge of the Company and the Subsidiary Guarantors, at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (z) have not received written notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (ii) there are no liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) except as described in the Time of Sale Information and Prospectus, (x) there are no proceedings that are pending, or that are known by the Company or any Subsidiary Guarantor to be contemplated, against the Company or any of its subsidiaries under

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any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed and (y) the Company does not anticipate that it or any of its subsidiaries will make capital expenditures relating to any Environmental Laws as would, individually or in the aggregate, have a Material Adverse Effect.

(dd)                          Compliance With ERISA.  (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “controlled group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) other than transactions that have been fully corrected, no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vi) neither the Company nor any member of the controlled group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA).

(ee)                            Description of Recent Developments.  The statements regarding the acquisition by the Company of the Cana-Woodford Assets pursuant to the Cana-Woodford Purchase Agreement, contained in the Registration Statement, the Time of Sale Information and the Prospectus under the caption “Summary—Recent Developments—Acquisition of Cana-Woodford acreage” were prepared in good faith and, in the informed judgment of management of the Company, on a reasonable basis reflecting the best currently available estimates of management of the Company and are true and accurate in all material respects, and are within the coverage of Rule 175 under the Securities Act to the extent such statements constitute forward looking statements as defined in Rule 175. As of the date hereof, management of the Company is not aware of any facts with respect to historical or anticipated financial or operational performance of the Cana-Woodford Assets or of the Company that would result in a material variance from such estimates included in the Registration Statement, the Time of Sale Information and the Prospectus under the caption “Summary—Recent Developments—Acquisition of Cana-Woodford acreage.”

(ff)                              Disclosure Controls.  The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including

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controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(gg)                            Accounting Controls.  The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company’s internal controls.

(hh)                          Insurance.  The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses in such amounts and covering such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers.

(ii)                                  No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor, to the Company’s or any Subsidiary Guarantor’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

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(jj)                                Compliance with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any of the Subsidiary Guarantors, threatened.

(kk)                          Compliance with OFAC.  (a)  Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company or any of the Subsidiary Guarantors, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries or any of the Subsidiary Guarantors located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities and Guarantees hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions.  For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ll)                                  Solvency.  On and immediately after the Closing Date, each of the Company and the Subsidiary Guarantors (after giving effect to the issuance and sale of the Securities, the issuance of the Guarantees and the other transactions related thereto as described in the Registration Statement, the Time of Sale Information and the Prospectus) will be Solvent.  As used in this paragraph, the term “Solvent” means, with respect to a particular date and entity, that on such date (i) the present fair market value (or present fair saleable value) of the assets of such entity is not less than the total amount required to pay the liabilities of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance and sale of the Securities and the issuance of the Guarantees as contemplated by this Agreement, the Registration Statement, the Time of

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Sale Information and the Prospectus, such entity is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) such entity is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such entity is engaged; and (v) such entity is not a defendant in any civil action that would result in a judgment that such entity is or would become unable to satisfy.

(mm)                  No Restrictions on Subsidiaries.  Except as provided for in the senior unsecured revolving credit facility and the indenture governing the 5.875% Senior Notes due 2022 (the “2022 Notes”), no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(nn)                          No Broker’s Fees.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(oo)                          No Stabilization.  Neither the Company nor any Subsidiary Guarantor has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(pp)                          Margin Rules.  Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(qq)                          Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(rr)                                Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ss)                              Status under the Securities Act.  The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

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(tt)                                Reserve Report Data.  The oil and gas reserve estimates of the Company and its subsidiaries for the fiscal years ended December 31, 2013, 2012 and 2011 included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus are derived from the books and records of the Company and its subsidiaries, with respect to which the petroleum engineering firms have reviewed the proved reserve estimates associated with at least 80% of the discounted future net cash flows before income taxes for such years, all as set forth in the reports prepared by the petroleum engineering firms; and such reserve estimates fairly reflect, in all material respects, the oil and gas reserves of the Company and its subsidiaries at the dates indicated therein and are in accordance with the Commission guidelines applicable thereto applied on a consistent basis throughout the periods involved.

(uu)                          Independent Reserve Engineering Firm.  DeGolyer and MacNaughton who has audited the oil and gas reserve estimates of the Company and its subsidiaries, is an independent reserve engineer with respect to the Company for the periods set forth in the Registration Statement, the Time of Sale Information and the Prospectus.

(vv)                          Public Utility Holding Company Act/Federal Power Act.  Neither the Company nor any of its subsidiaries is subject to regulation as a “public utility” or a “public utility company” (or similar designation), or a “holding company”, “subsidiary company” or an “affiliate” thereof, in each case by any governmental or regulatory authority, including under the Public Utility Holding Company Act of 2005 or the Federal Power Act, as amended, or any applicable state utility laws.

4.                                      Further Agreements of the Company and the Subsidiary Guarantors.  The Company and each of the Subsidiary Guarantors, jointly and severally, covenants and agrees with each Underwriter that:

(a)                                 Required Filings.  The Company and the Subsidiary Guarantors will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the term sheet in the form of Annex C hereto) to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in such quantities as the Representative may reasonably request. The Company will pay the registration fees for the offering of the Securities within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)                                 Delivery of Copies.  The Company will deliver, without charge, (i) to the Representative electronically through the Commission’s EDGAR Website the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each

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amendment thereto, in each case including all exhibits and consents filed therewith (except to the extent available on the Commission’s EDGAR Website) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representative may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)                                  Amendments or Supplements; Issuer Free Writing Prospectuses.  Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.

(d)                                 Notice to the Representative.  The Company will advise the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)                                  Time of Sale Information.  If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then

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amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 4(c) hereof, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f)                                   Ongoing Compliance.  If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 4(c) hereof, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g)                                  Blue Sky Compliance.  The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that neither the Company nor any of the Subsidiary Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)                                 Earning Statement.  The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i)                                     Clear Market.  During the period from the date hereof through and including the date that is 90 days after the date hereof, the Company and each of the Subsidiary Guarantors will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of the Subsidiary Guarantors and having a tenor of more than one year.

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(j)                                    Use of Proceeds.  The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.

(k)                                 No Stabilization.  Neither the Company nor any of the Subsidiary Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(l)                                     Record Retention.  The Company and the Subsidiary Guarantors will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5.                                      Certain Representations and Agreements of the Underwriters.  Each Underwriter hereby represents and agrees that

(a)                                 It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company or any Subsidiary Guarantor and not incorporated by reference into the Registration Statement and any press release issued by the Company or any Subsidiary Guarantor) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) hereof (including any electronic roadshow), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company.

(b)                                 It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.                                      Conditions of Underwriters’ Obligations.  The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Subsidiary Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)                                 Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

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(b)                                 Representations and Warranties.  The representations and warranties of the Company and the Subsidiary Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and the Subsidiary Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)                                  No Downgrade.  Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)                                 No Material Adverse Change.  No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e)                                  Officers’ Certificate.  The Representative shall have received on and as of the Closing Date a certificate of two executive officers of the Company and of each Subsidiary Guarantor who have specific knowledge of the Company’s or such Subsidiary Guarantor’s financial matters and are satisfactory to the Representative (i) confirming that such officers have carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Subsidiary Guarantors in this Agreement are true and correct and that the Company and the Subsidiary Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in Sections 6(a), 6(c) and 6(d) hereof.

(f)                                   Comfort Letters.  On the date of this Agreement and on the Closing Date, KPMG LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

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(g)                                  Opinions and 10b-5 Statement of Counsel for the Company and the Subsidiary Guarantors.  (i) Akin Gump Strauss Hauer & Feld LLP, counsel for the Company and the Subsidiary Guarantors, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 Statement, dated the Closing Date and addressed to the Underwriters, in the form set forth in Annex A-1 hereto, and (ii) Francis B. Barron, General Counsel of the Company and the Subsidiary Guarantors, shall have furnished to the Representative, at the request of the Company, his written opinion, dated the Closing Date and addressed to the Underwriters, in the form set forth in Annex A-2 hereto.

(h)                                 Opinion and 10b-5 Statement of Counsel for the Underwriters.  The Representative shall have received on and as of the Closing Date an opinion and 10b-5 Statement of Vinson & Elkins L.L.P., counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i)                                     No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

(j)                                    Good Standing.  The Representative shall have received on the Closing Date satisfactory evidence of the good standing of the Company and the Subsidiary Guarantors in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions dated as of a date reasonably acceptable to the Representative.

(k)                                 Reserve Review Confirmation Letters.  On the date of this Agreement and on the Closing Date, the Company shall have furnished to the Representative, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information with respect to the estimated oil and gas reserves of the Company and its subsidiaries contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus as prepared by the Company and as reviewed by DeGolyer and MacNaughton in letters to the Company.

(l)                                     Reserve Letters.  On the date of this Agreement and on the Closing Date, DeGolyer and MacNaughton shall have furnished to the Representative, reserve report confirmation letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in such letters to underwriters with respect to the reserve and other operational information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus.

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(m)                             Additional Documents.  On or prior to the Closing Date, the Company and the Subsidiary Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

(n)                                 Officer’s Certificate.  The Representative shall have received a certificate dated the Closing Date, signed by two officers of the Company who are responsible for financial and accounting matters, in form and substance reasonably satisfactory to the Representative and counsel for the Underwriters, with respect to certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.                                      Indemnification and Contribution.

(a)                                 Indemnification of the Underwriters.  The Company and each of the Subsidiary Guarantors, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.

(b)                                 Indemnification of the Company and the Subsidiary Guarantors.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Subsidiary Guarantors, each of their respective directors, each of their respective officers who signed the Registration Statement and each person, if any, who controls the Company or any of the Subsidiary Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in Section 7(a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the

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Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following information in the Preliminary Prospectus and the Prospectus: (i) the fourth paragraph under the caption “Underwriting (Conflicts of Interest)”, which paragraph relates to selling arrangements; (ii) the third sentence of the tenth paragraph under the caption “Underwriting (Conflicts of Interest)”, which sentence relates to market-making; and (iii) the seventh paragraph under the caption “Underwriting (Conflicts of Interest),” which paragraph relates to stabilizing transactions.

(c)                                  Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 7(a) or 7(b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under Section 7(a) or 7(b) except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under Section 7(a) or 7(b).  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to Section 7 that the Indemnifying Party may designate in such proceeding and shall pay the fees and expenses of counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by Wells Fargo Securities, LLC and any such separate firm for the Company, the Subsidiary Guarantors, their respective directors, their respective officers who signed the Registration Statement and any control persons of the Company or any of the Subsidiary Guarantors shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by

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reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)                                 Contribution.  If the indemnification provided for in Sections 7(a) and 7(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Subsidiary Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities.  The relative fault of the Company and the Subsidiary Guarantors on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Subsidiary Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                                  Limitation on Liability.  The Company, the Subsidiary Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 7(d) above shall be deemed to include, subject to the limitations set forth above, any

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legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)                                   Indemnification of the QIU.  Without limitation and in addition to its obligation under the other subsections of this Section 7, the Company agrees to indemnify and hold harmless the QIU, its officers and employees and each person, if any, who controls the QIU within the meaning of the Securities Act or the Exchange Act from and against any loss, claim, damage, liabilities or expense, as incurred, arising out of or based upon the QIU’s acting as a “qualified independent underwriter” (within the meaning of FINRA Rule 5121) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified person for any legal or other expense reasonably incurred by them in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by Goldman, Sachs & Co., in its capacity as QIU, expressly for use therein.

(g)                                  Non-Exclusive Remedies.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.                                      Effectiveness of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.                                      Termination.  This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or any of the Subsidiary Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

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10.                               Defaulting Underwriter.  (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms.  If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company and the Subsidiary Guarantors agree to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)                                 If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in Section 10(a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)                                  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in Section 10(a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in Section 10(b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company or the Subsidiary Guarantors, except that the Company and each of the Subsidiary Guarantors will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)                                 Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Subsidiary Guarantors or any non-defaulting Underwriter for damages caused by its default.

11.                               Payment of Expenses.  (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the

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Subsidiary Guarantors will, jointly and severally, pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of counsel for the Company and the Subsidiary Guarantors; (v) the fees and expenses of the Company’s independent accountants; (vi) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vii) any fees charged by rating agencies for rating the Securities; (viii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (ix) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority; and (x) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; provided, that except as provided in Section 7 and this Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel.

(b)                                 If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company and each of the Subsidiary Guarantors, jointly and severally, agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12.                               Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, the QIU and the affiliates of each Underwriter referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.                               Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Subsidiary Guarantors and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Subsidiary Guarantors or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Subsidiary Guarantors, the QIU or its affiliates or the Underwriters or their respective affiliates.

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14.                               Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15.                               Miscellaneous.  (a) Authority of the Representative.  Any action by the Underwriters hereunder may be taken by Wells Fargo Securities, LLC on behalf of the Underwriters, and any such action taken by Wells Fargo Securities, LLC shall be binding upon the Underwriters.

(b)                                 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representative c/o Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York, 10152, Attention of Equity Syndicate, fax no. 212-214-5918 (with such fax to be confirmed by telephone to 212-214-6144).  Notices to the Company and the Subsidiary Guarantors shall be given to them at 1700 Lincoln Street, Suite 1800, Denver, Colorado 80203 (fax: 303-295-3494); Attention: Chief Financial Officer.

(c)                                  Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)                                 Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)                                  Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)                                   Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

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If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

CIMAREX ENERGY CO.

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Sr. VP and Chief Financial Officer

GUARANTORS:

CIMAREX ENERGY CO. OF COLORADO

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Sr. VP and Chief Financial Officer

CONMAG ENERGY CORPORATION

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Sr. VP and Chief Financial Officer

CIMAREX GAS GATHERING, INC.

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Sr. VP and Chief Financial Officer

KEY PRODUCTION COMPANY, INC.

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Sr. VP and Chief Financial Officer

Signature Page to
Underwriting Agreement

MAGNUM HUNTER PRODUCTION, INC.

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Sr. VP and Chief Financial Officer

OKLAHOMA GAS PROCESSING, INC.

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Sr. VP and Chief Financial Officer

PRIZE ENERGY RESOURCES, INC.

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Sr. VP and Chief Financial Officer

Signature Page to
Underwriting Agreement

Accepted: May 20, 2014

WELLS FARGO SECURITIES, LLC

For itself and on behalf of the several Underwriters

listed in Schedule 1 hereto.

By:	/s/ Matthew Rheault
Authorized Signatory

Signature Page to
Underwriting Agreement

Schedule 1

Underwriter	Principal Amount

Wells Fargo Securities, LLC	$225,000,000
Deutsche Bank Securities Inc.	75,000,000
J.P. Morgan Securities LLC	75,000,000
Mitsubishi UFJ Securities (USA), Inc.	75,000,000
U.S. Bancorp Investments, Inc.	75,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	22,500,000
BBVA Securities Inc.	22,500,000
BOSC, Inc.	22,500,000
Capital One Securities, Inc.	22,500,000
CIBC World Markets Corp.	22,500,000
Comerica Securities, Inc.	22,500,000
Goldman, Sachs & Co.	22,500,000
ING Financial Markets LLC	22,500,000
KeyBanc Capital Markets Inc.	22,500,000
Santander Investment Securities Inc.	22,500,000
Total	$750,000,000

Schedule 2

LIST OF SUBSIDIARY GUARANTORS

Cimarex Energy Co. of Colorado, a Texas corporation

ConMag Energy Corporation, a Texas corporation

Cimarex Gas Gathering, Inc., a Texas corporation

Key Production Company, Inc., a Delaware corporation

Magnum Hunter Production, Inc., a Texas corporation

Oklahoma Gas Processing, Inc., a Delaware corporation

Prize Energy Resources, Inc., a Delaware corporation

Annex A-1

June [**], 2014

Wells Fargo Securities, LLC

As representative of the several Underwriters
      named in Schedule 1 to the Underwriting Agreement

Wells Fargo Securities, LLC

      375 Park Avenue

      New York, New York 10152

Re:  Cimarex Energy Co.

Ladies and Gentlemen:

We have acted as special counsel to Cimarex Energy Co., a Delaware corporation (the “Company”), in connection with the offering and sale (the “Offering”) of $[600],000,000 aggregate principal amount of the Company’s [**]% Senior Notes due 2024 (the “Securities” or “Notes”) pursuant to the Underwriting Agreement, dated May [**], 2014 (the “Underwriting Agreement”), among the Company, the several subsidiaries of the Company named in Schedule 2 to the Underwriting Agreement and identified on Exhibit C attached hereto (the “Guarantors”) and Wells Fargo Securities, LLC as representative of the several underwriters (the “Underwriters”) named in Schedule 1 to the Underwriting Agreement.  This opinion is rendered at the request of the Company pursuant to Section 6(g) of the Underwriting Agreement.  All capitalized terms used in this letter without definition have the meanings assigned to them in the Underwriting Agreement.

In connection with this letter, we have examined executed originals or copies of executed originals of each of the following documents, each of which is dated as of the date hereof unless otherwise noted (collectively, the “Examined Documents”):

(i)                                     the Underwriting Agreement;

(ii)                                  the Registration Statement on Form S-3 (Registration Number 333-183939) of the Company filed on September 17, 2012 with the Securities and Exchange Commission (the “Commission”) (such Registration Statement, including the documents incorporated therein by reference, the “Registration Statement”), including the base prospectus (together with the documents incorporated therein by reference, the “Base Prospectus”) included in such Registration Statement;

A-1-1

(iii)                               the Preliminary Prospectus Supplement dated May [**], 2014 in the form filed with the Commission on May [**], 2014 pursuant to Rule 424(b) under the Securities Act (the “Preliminary Prospectus Supplement” and, together with the Base Prospectus (including the documents incorporated therein by reference), the “Preliminary Prospectus”);

(iv)                              the Pricing Term Sheet (the “Pricing Term Sheet”) relating to the Securities filed with the Commission on May [**], 2014 pursuant to Rule 433 under the Securities Act (together with the Preliminary Prospectus, the “Time of Sale Information”);

(v)                                 the Prospectus Supplement dated May [**], 2014 in the form filed with the Commission on May [**], 2014 pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement” and, together with the Base Prospectus (including the documents incorporated therein by reference), the “Prospectus”);

(vi)                              the Indenture dated as of June [**], 2014 (the “Base Indenture”) among the Company and U.S. Bank National Association, as trustee (the “Trustee”);

(vii)                           the First Supplemental Indenture dated as of June [**], 2014 (the “Supplemental Indenture” and, together with the Base Indenture and including the provisions of the Trust Indenture Act that are deemed pursuant to Section 318(c) thereof to be a part of and govern such instruments, the “Indenture” and, the Indenture together with the Underwriting Agreement and the Securities, the “Transaction Documents”) among the Company, the Guarantors and the Trustee; and

(viii)                        the global certificate evidencing the Securities.

In addition, we have examined the following documents (collectively, the “Due Diligence Documents”):

(a)                                 copies of the documents listed on Exhibit A attached hereto (the “Governing Documents”);

(b)                                 copies of the documents listed on Exhibit B attached hereto (collectively, the “Finance Documents”);

(c)                                  officers’ and secretary’s certificates executed by officers and the secretaries of the Company and the Guarantors;

(d)                                 the Good Standing Documents (as defined below) and the other certificates and other closing documents delivered by the Company and the Guarantors in connection with the Underwriting Agreement;

(e)                                  the officers’ certificate of the Company authorizing the issuance of the Securities pursuant to Section 11.4 of the Base Indenture and Section [**] of the Supplemental Indenture;

A-1-2

(f)                                   the written authentication order of the Company authorizing the issuance of the Securities pursuant to Section 2.3 of the Base Indenture and Section [**] of the Supplemental Indenture; and

(g)                                  each agreement or instrument filed as an exhibit to the Registration Statement.

We have examined originals or certified copies of such corporate records of the Company and the Guarantors and other certificates and documents of officials of the Company and the Guarantors, public officials and others as we have deemed appropriate for purposes of this letter, except where a statement is qualified as to knowledge or awareness, in which case we have made limited inquiry as specified below.  As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon the Due Diligence Documents, certificates (and website printouts) of state agencies and public officials, certificates of officers of the Company and the Guarantors and the representations and warranties of the Company, the Guarantors and the Underwriters in the Underwriting Agreement, all of which we assume to be true, correct and complete.  We have made no investigation or review of any matters related to the Company, the Guarantors or any other person or entity, including governmental authorities (“Person”), other than as expressly listed herein.  In addition, we have made no inquiry of the Company, the Guarantors or any other Person regarding, and no review of, any judgments, orders, decrees, franchises, licenses, certificates, permits or other public records or agreements to which the Company or the Guarantors are a party other than the certificates of officers of the Company and the Guarantors described above, and our “knowledge” of any such matters is accordingly limited.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies, that the certificates for the Securities conform to the specimen thereof we have reviewed and that the Securities will be duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the Underwriting Agreement. In our examination of documents, we have also assumed the legal capacity of natural persons, the corporate or other entity power and due authorization of each Person not a natural person (other than, solely with respect to the Transaction Documents, the Company and the Guarantors) to execute and deliver such documents and to consummate the transactions contemplated thereby, the due execution and delivery of each document by all parties thereto (other than, solely with respect to the Transaction Documents, the Company and the Guarantors), and that each such document constitutes the legal, valid and binding obligation of each party thereto (other than, solely with respect to the Transaction Documents, the Company and the Guarantors), enforceable against such party in accordance with its terms.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

1.                                      The Company and each of the Guarantors is validly existing as a corporation and is in good standing (or, in the case of the four Guarantors incorporated in Texas as identified on Exhibit C attached hereto (the “Texas Guarantors”), has the right to transact business in the State of Texas) under the laws of its jurisdiction of

A-1-3

incorporation as listed on Exhibit C hereto and is duly qualified to do business as a foreign corporation in, and is in good standing under the laws of or (as to the State of Texas) has the right to transact business in, each of the other jurisdictions listed on Exhibit C hereto.

2.                                      Each of the Company and the Guarantors has the corporate power to execute and deliver, and perform its respective obligations under, the Transaction Documents to which it is a party.  Each of the Texas Guarantors has the corporate power to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus.

3.                                      (a)                                 The execution and delivery of the Transaction Documents by each of the Company and the Guarantors party thereto and the performance by each of the Company and the Guarantors of its respective obligations under the Transaction Documents to which it is party has been duly authorized by all necessary corporate or entity action, as applicable, on the part of the Company and the Guarantors.  The Transaction Documents have been duly and validly executed and delivered by each of the Company and the Guarantors.

(b)                                 The respective descriptions of the Indenture (including the Guarantees (as defined below) of the Guarantors) and the Securities under the caption “Description of Notes” and, except to the extent replaced thereby, under the caption “Description of Debt Securities,” and of the Underwriting Agreement under the caption “Underwriting (Conflicts of Interest),” in each of the Time of Sale Information and the Prospectus conform in all material respects as to legal matters to such respective Transaction Documents.

4.                                      The Securities are substantially in the form provided for in the Indenture and have been duly authorized and executed by the Company and, when authenticated by the Trustee in the manner provided in the Indenture and issued and delivered against payment of the purchase price therefor in accordance with the Underwriting Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture.

5.                                      The Indenture has been duly authorized and executed by the Company and each of the Guarantors; and the Indenture (including with respect to the Guarantors, when the Securities have been authenticated by the Trustee in the manner provided in the Indenture and issued and delivered against payment of the purchase price therefor in accordance with the Underwriting Agreement, the guarantees of the Guarantors (the “Guarantees”) provided in Article IX of the Supplemental Indenture) constitutes the valid and binding obligation of each of the Company and the Guarantors, enforceable against each of the Company and the Guarantors in accordance with its terms.

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6.                                      The execution, delivery and performance by each of the Company and the Guarantors of each Transaction Document to which it is a party and the offering, issuance and sale of the Notes by the Company and the Guarantees by the Guarantors pursuant to the Underwriting Agreement do not and will not, (i) result in any violation of the Governing Documents of the Company or the Guarantors, (ii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Guarantor under, any Finance Document or (iii) result in any violation of any statute, rule or regulation of any Included Law (as defined below) (including Regulations T, U and X of the Board of Governors of the Federal Reserve System).

7.                                      No filing with, or authorization, approval, consent, license, order, registration, qualification or decree or other action by, any governmental authority or agency (each, a “Filing”) is necessary or required under any of the Included Laws in connection with the due authorization, execution and delivery of the Transaction Documents by each of the Company and the Guarantors party thereto, the offering, issuance, sale or delivery of the Securities by the Company or the Guarantees by the Guarantors pursuant to the Underwriting Agreement or the performance by each of the Company and the Guarantors of its respective obligations under the Transaction Documents to which it is a party except for (i) such Filings as have been obtained or made, (ii) Filings required to maintain corporate and similar standing and existence to the extent required by Section [**] of the Supplemental Indenture, and (iii) such Filings required under the Securities Act or the Exchange Act as provided in the Underwriting Agreement, under the Exchange Act or the Trust Indenture Act as provided in Sections 4.2, 4.3, and 7.6 of the Base Indenture and Section [**] of the Supplemental Indenture or under any Included Laws to the extent required by Section 4(a) of the Underwriting Agreement.

8.                                      The statements in the Prospectus and in the Time of Sale Information under the caption “Description of Notes” and, except to the extent replaced thereby, under the caption “Description of Debt Securities,” insofar as such statements purport to summarize certain provisions of documents referred to therein and reviewed by us as described above, fairly summarize such provisions in all material respects, subject to the qualifications and assumptions stated therein.

9.                                      The statements in the Time of Sale Information and the Prospectus under the caption “United States Federal Income and Estate Tax Considerations,” insofar as such statements constitute a summary of the United States federal tax laws referred to therein, are accurate and fairly summarize, as of the date of the Time of Sale Information or the Prospectus, respectively, in all material respects, the United States federal tax laws referred to therein, subject to the qualifications and assumptions stated therein.

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10.                               Neither the Company nor any of the Guarantors is required, and, after giving effect to the offering and sale of the Securities and the Guarantees contemplated by the Underwriting Agreement and the application of the net proceeds from such sale as described in the Time of Sale Information and the Prospectus, will be required, to register as an “investment company,” as such term is defined under the 1940 Act.

11.                               The Indenture has been qualified under the Trust Indenture Act.  The Indenture conforms in all material respects with the requirements of the Trust Indenture Act.

12.                               The Registration Statement became effective upon filing under Rule 462(e) under the Securities Act.

13.                               To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under Section 8A of the Securities Act or proceedings for that purpose instituted or threatened by the Commission.

14.                               Any required filing of each of the Preliminary Prospectus and the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule.  Any required filing of the Pricing Term Sheet pursuant to Rule 433 under the Securities Act has been made in the manner and within the time period required by such Rule.

The opinions, negative assurance and other matters in this letter are qualified in their entirety and subject to the following:

A.                                    We express no opinion as to the laws of any jurisdiction other than the Included Laws.  We have made no special investigation or review of any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”), other than a review of (i) the General Corporation Law of the State of Delaware and the Texas Business Organizations Code; (ii) the Laws of the State of New York; and (iii) the federal Laws of the United States of America.  For purposes of this opinion, the term “Included Laws” means the items described in clauses (i), (ii) and (iii) of the preceding sentence that are, in our experience, normally applicable to transactions of the type contemplated in the Transaction Documents.  The term “Included Laws” specifically excludes (a) Laws of any counties, cities, towns, municipalities and special political subdivisions, or foreign governments and any agencies thereof, (b) Laws relating to land use, zoning and building code issues, environmental issues, intellectual property Laws, and antitrust issues, (c) except as specified in paragraph 9 herein, tax laws, and (d) state or, except as specified in paragraphs 7, 10, 11, 12, 13 and 14 herein and the last paragraph of this letter, U.S. Federal securities Laws.  Notwithstanding the foregoing, the term “Included Laws” specifically excludes laws, rules and regulations relating to the regulation of the conduct of the businesses of the Company and its subsidiaries.

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B.                                    The opinions expressed in paragraph 1 herein are given solely on the basis of the documents of the State agencies or officials set forth in Exhibit C hereto (the “Good Standing Documents”) and speak only as of the dates (and, if applicable, time) indicated in such Exhibit rather than the date hereof.  In determining the appropriate agencies of any State other than the States of Delaware and Texas, we have relied, without further inquiry, on the advice of CT Corporation as to those agencies from which certificates should be received.  The opinions are limited to the meaning ascribed to such documents by each applicable state agency and applicable law.

C.                                    This letter and the matters addressed herein are as of the date hereof or such earlier date as is specified herein, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company, the Guarantors or any other Person, or any other circumstance.  This letter is limited to the matters expressly stated herein, and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.

D.                                    Our opinion in paragraph 13 herein concerning our knowledge regarding the issuance of a stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceedings for that purpose is given in reliance upon the information made available by the Commission at http://www.sec.gov/litigation/stoporders.shtml at [**] a.m. on the date of this opinion letter and our knowledge is accordingly limited to the review of such information.

E.                                     The matters expressed in paragraphs 4, 5, 6 and 7 herein are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.  Although it appears that the requirements of Section 5-1401 of the New York General Obligations Law have been met, we express no opinion on whether the choice of law provisions in the Securities, in Section [**] of the Supplemental Indenture and Section 11.10 of the Base Indenture would raise any issues under the United States constitution or in equity that would affect whether courts in New York would enforce the choice of New York law to govern the Indenture and the Securities.  With respect to our opinion in paragraph 5, we express no opinion as to any obligations of the Company or Guarantors under the Indenture with respect to any Securities (as defined in the Indenture) other than the Notes.

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F.                                      We have assumed that the proceeds from the sale of the Securities are applied as described in the Time of Sale Information and the Prospectus.  With respect to our opinions in paragraphs 3(b), 8 and 9 hereof, any reference to statements under a caption in the Time of Sale Information means the statements under such caption in the Preliminary Prospectus as supplemented by the information contained in the Pricing Term Sheet.

G.                                    We express no opinion with respect to the fairness of the Transaction Documents or any other matter, and in rendering the opinions expressed herein, we have assumed, with your consent, that a court of competent jurisdiction would find all such matters were entirely fair.  We have assumed that no fraud, dishonesty, forgery, coercion, duress or breach of fiduciary duty exists or will exist with respect to any of the matters relevant to the opinions expressed in this letter.

H.                                   We express no opinion as to (i) the compliance of the transactions contemplated by the Transaction Documents with any regulations or governmental requirements applicable to any party other than the Company and the Guarantors, (ii) the financial condition or solvency of the Company or the Guarantors, (iii) the ability (financial or otherwise) of the Company, the Guarantors or any other party to meet its obligations under the Transaction Documents, (iv) whether the execution or delivery by the Company or the Guarantors of the Transaction Documents, or the performance by the Company or the Guarantors of their respective obligations under the Transaction Documents, will conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute or result in a default under, breach or result in a default, or result in the creation or imposition of any lien, change or encumbrance upon any property or assets of the Company or any Guarantor, under any Finance Document as a result of any covenant, restriction or provision with respect to any financial or borrowing base ratio or test or any aspect of the financial condition or results of operation of the Company and (v) except to the extent of the views expressed in the subparagraph (c) of the last paragraph of this letter as to material misstatements or omissions, the compliance of the Examined Documents or the transactions contemplated thereby with, or as to the effect of any of the foregoing with respect to, the antifraud provisions of the Federal securities Laws.  In connection with paragraph 6 herein, (x) we have assumed that if any Change of Control (as defined in the Supplemental Indenture) occurs, prior to performing its obligations under Section [**] of the Supplemental Indenture, the Company will repay (or obtain consents from the lenders holding) any indebtedness under the Credit Agreement (as defined in Exhibit B hereto) and (y) we have relied on an officer’s certificate with respect to, and express no opinion as to, the timely delivery to the Administrative Agent and the Lenders (each as defined in the Credit Agreement) of the notice and copies of documents in respect of the Notes required by Section 8.01(h) thereof.

I.                                        With respect to any opinions regarding federal income tax contained herein, such opinions are not given in the form of a covered opinion within the meaning of Circular 230 issued by the United States Secretary of the Treasury.  Thus, we are

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required to inform you that you cannot rely upon any advice contained in this document for the purposes of avoiding United States federal tax penalties.  The tax opinions contained in this opinion were written to support the promotion or marketing of the transactions or matters described in this opinion letter.

J.                                        This letter may be relied upon solely by, and is solely for the benefit of, the several Underwriters, and no other Persons shall be entitled to rely upon this letter.  Without our prior written consent, this letter may not be quoted in whole or in part or otherwise referred to in any document and may not be furnished or otherwise disclosed to or used by any other Person, except for (i) delivery of copies hereof to counsel for the addressees hereof, (ii) inclusion of copies hereof in a closing file, and (iii) use hereof in any legal proceeding arising out of the transactions contemplated by the Underwriting Agreement filed by an addressee hereof against this law firm or in which any addressee hereof is a defendant.

Our identification of documents and information as part of the Time of Sale Information has been at your request and with your approval.  Such identification is for the limited purpose of making the statements set forth in this letter and is not the expression of a view by us as to whether any such information has been or should have been conveyed to investors generally or to any particular investors at any particular time or in any particular manner.

Because the primary purpose of our professional engagement was not to establish or confirm factual matters, financial or accounting information or reserve or production information, and we have not participated in the preparation of all of the documents incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus and because many determinations involved in the preparation of the Registration Statement, the Preliminary Prospectus and the Prospectus are of a wholly or partially non-legal character, except as expressly set forth in paragraphs 3(b), 8 and 9 herein, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus or the Time of Sale Information (the “Disclosure Documents”) and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements.

However, in the course of our acting as special counsel to the Company in connection with the preparation of the Prospectus and the Time of Sale Information, we have reviewed each Disclosure Document and have participated in conferences and telephone conversations with representatives of the Company and the Guarantors, representatives of the independent public accountants for the Company, representatives of the Underwriters and representatives of the Underwriters’ counsel, during which conferences and conversations the contents of such Disclosure Documents and related matters were discussed.

Based on our participation in such conferences and conversations, our review of the Disclosure Documents described above, our understanding of the U.S. federal securities Laws and the experience we have gained in our practice thereunder, we advise you that:

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(a)         Each of the Registration Statement, as of the date of its effectiveness, the Preliminary Prospectus, as of the date of the Preliminary Prospectus Supplement, and the Prospectus, as of the date of the Prospectus Supplement, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations thereunder except that (i) we express no view as to the financial statements, financial schedules, other financial, accounting and reserve and production data contained or incorporated by reference therein and the Statement of Eligibility and Qualification of the Trustee on Form T-1, and (ii) except to the extent of the views expressed in subparagraph (c) below as to material misstatements or omissions, we express no view as to the antifraud provisions of the U.S. federal securities Laws and the rules and regulations promulgated under such provisions;

(b)         There are no documents known to us that are required to be filed under the Securities Act as exhibits to the Registration Statement that are not so filed as required in all material respects, nor are there any documents known to us that are required under the Securities Act to be summarized in the Preliminary Prospectus Supplement or the Prospectus Supplement in the manner specified in the Securities Act that are not so summarized as required in all material respects, except that (i) we express no view as to the financial statements, financial schedules and other financial, accounting and reserve and production data so required to be filed or summarized and the Statement of Eligibility and Qualification of the Trustee on Form T-1 and (ii) except to the extent of the views expressed in subparagraph (c) below as to material misstatements or omissions, we express no view as to the antifraud provisions of the U.S. federal securities Laws and the rules and regulations promulgated under such provisions; and

(c)          No information has come to our attention that causes us to believe that (i) the Registration Statement, as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Time of Sale Information, as of [**] (New York time) on May [**], 2014 (which you have informed us is a time prior to the time of the first sale of the Notes by any Underwriter), contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of the date of the Prospectus Supplement and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in the case of each of clauses (i)-(iii) above, we do not express any view as to the financial statements, financial schedules and other financial, accounting and reserve and production data contained or incorporated by reference therein and the Statement of Eligibility and Qualification of the Trustee on Form T-1.

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Annex A-2

[Company letterhead]

June [**], 2014

Wells Fargo Securities, LLC

As representative of the several Underwriters
      named in Schedule 1 to the Underwriting Agreement

Wells Fargo Securities, LLC

      375 Park Avenue

      New York, New York 10152

Re:  Cimarex Energy Co.

Ladies and Gentlemen:

I am general counsel to Cimarex Energy Co., a Delaware corporation (the “Company”).  This opinion is rendered at the request of the Underwriters in connection with the offering and sale of $[600],000,000 aggregate principal amount of the Company’s [**]% Senior Notes due 2024 (the “Securities”) pursuant to the Underwriting Agreement, dated May [**], 2014 (the “Underwriting Agreement”), among the Company, the subsidiary guarantors named in Schedule 2 thereto and identified on Exhibit B hereto (the “Guarantors”) and Wells Fargo Securities, LLC, as representative of the several underwriters (the “Underwriters”) named in Schedule 1 to the Underwriting Agreement.  All capitalized terms used in this letter without definition have the meanings assigned to them in the Underwriting Agreement.

In connection with this letter, I have examined executed originals or copies of executed originals of each of the following documents, each of which is dated as of the date hereof unless otherwise noted (collectively, the “Examined Documents”):

(i)                                     the Registration Statement on Form S-3 (Registration Number 333-183939) of the Company filed on September 17, 2012 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), including the base prospectus included in such Registration Statement (the “Base Prospectus”);

(ii)                                  the Preliminary Prospectus Supplement dated May [**], 2014 in the form filed with the Commission on May [**], 2014 pursuant to Rule 424(b) under the Act (the “Preliminary Prospectus Supplement” and, together with the Base Prospectus (including the documents incorporated therein by reference), the “Preliminary Prospectus”);

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(iii)                               the Pricing Term Sheet (the “Pricing Term Sheet”) relating to the Securities filed with the Commission on May [**], 2014 pursuant to Rule 433 under the Securities Act (together with the Preliminary Prospectus, the “Time of Sale Information”);

(iv)                              the Prospectus Supplement dated May [**], 2014 in the form filed with the Commission on May [**], 2014 pursuant to Rule 424(b) under the Act (the “Prospectus Supplement” and, together with the Base Prospectus (including the documents incorporated therein by reference), the “Prospectus”);

(v)                                 the Underwriting Agreement;

(vi)                              the Indenture dated as of June [**], 2014 (the “Base Indenture”) among the Company and U.S. Bank National Association, as trustee (the “Trustee”); and

(vii)                           the First Supplemental Indenture dated as of June [**], 2014 (the “Supplemental Indenture” and, together with the Base Indenture and including the provisions of the Trust Indenture Act that are deemed pursuant to Section 318(c) thereof to be a part of and govern such instruments, the “Indenture” and, the Indenture together with the Underwriting Agreement and the Securities, the “Transaction Documents”) among the Company, the Guarantors and the Trustee.

Additionally, I have examined the following documents (collectively, the “Due Diligence Documents”): (a) copies of the documents described in Exhibit A attached hereto (the “Governing Documents”); (b) the documents described in Exhibit B attached hereto (the “Good Standing Documents”); and (c) copies of the documents listed on Exhibit C attached hereto (the “Material Agreements”).

In rendering the opinions expressed below, I have also examined original or copies of all such agreements, certificates of state agencies and public officials and such other documents and records as I deem appropriate as a basis for the opinions hereinafter expressed.  As to various questions of fact relevant to this opinion letter, I have made such inquiry of the Company and the Guarantors and their files and records as I have deemed appropriate and I have relied, without independent investigation, upon the Due Diligence Documents, certificates of public officials, certificates of officers of the Company and the Guarantors and the representations and warranties of the Company, the Guarantors and the Underwriters in the Underwriting Agreement, all of which I assume to be true, correct and complete.  I wish to inform you that my knowledge is necessarily limited due to the limited scope of my review.

I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to authentic original documents of all copies submitted to me as conformed, certified or reproduced copies.  I have also assumed the legal capacity of natural persons, the corporate or other entity power and due authorization of each Person not a natural person to execute and deliver the Transaction Documents and to consummate the transactions contemplated by the Transaction Documents, the due execution and delivery of the Transaction Documents by all parties thereto, and that each Transaction Document constitutes the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms.

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Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, I am of the opinion that:

1.                                      Each of the Company and Key Production Company, Inc., a Delaware corporation, is duly qualified and in good standing as a foreign corporation in the State of Colorado.  Each of the Company and the three Guarantors incorporated in Delaware as identified on Exhibit B hereto (the “Delaware Guarantors”) has corporate power to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus.

2.                                      The execution, delivery and performance by each of the Company and the Guarantors of each Transaction Document to which it is a party and the offering, issuance and sale of the Notes by the Company and the Guarantees by the Guarantors pursuant to the Underwriting Agreement do not and will not, (a) conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Guarantor under, any Material Agreement or (b) result in any violation of any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Guarantors or any of their respective properties, except with respect to (b), where such violation would not result in a Material Adverse Effect.

3.                                      The Company has an authorized capitalization as set forth in the Time of Sale Information and the Prospectus under the heading “Capitalization.”

4.                                      To the best of my knowledge and other than as set forth in the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any Guarantor is a party or of which any property of the Company or any Guarantor is the subject which, if determined adversely to the Company or any Guarantor, would individually or in the aggregate have a Material Adverse Effect or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by the Transaction Documents or the performance by the Company or any of the Guarantors of their respective obligations thereunder; and, to the best of my knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

The opinions, negative assurance and other matters in this letter are qualified in their entirety and subject to the following:

A.                                    I am admitted to practice law in the State of Colorado.  I express no opinion as to the laws of any jurisdiction other than the Included Laws. I have made no special investigation or review of any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”), other than a review of (i) the General Corporation Law of the State of Delaware, (ii) the Laws of the State of Colorado and (iii) the federal securities Laws of the United States of America.  For purposes of this opinion letter, the term “Included Laws” means the items described in the preceding sentence that are, in my experience, normally applicable to transactions of the type contemplated in the Transaction Documents.

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B.                                    This letter and the matters addressed herein are as of the date hereof or such earlier date as is specified herein, and I undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company, the Guarantors or any other Person, or any other circumstance.  This letter is limited to the matters expressly stated herein, and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.

C.                                    The opinions expressed in the first sentence of paragraph 1 herein are given solely on the basis of the Good Standing Documents and speak only as of the dates indicated on Exhibit B rather than the date hereof.

D.                                    This letter is solely for the benefit of the Underwriters, and no other Persons shall be entitled to rely upon this letter.  Without my prior written consent, this letter may not be quoted in whole or in part or otherwise referred to in any document and may not be furnished or otherwise disclosed to or used by any other Person, except for (i) delivery of copies hereof to counsel for the addressees hereof, (ii) inclusion of copies hereof in a closing file, and (iii) use hereof in any legal proceeding arising out of the transactions contemplated by the Underwriting Agreement filed by an addressee hereof against the Company or the Guarantors or in which any addressee hereof is a defendant.

My identification of documents and information as part of the Time of Sale Information has been at your request and with your approval.  Such identification is for the limited purpose of making the statements set forth in this letter and is not the expression of a view by me as to whether any such information has been or should have been conveyed to investors generally or to any particular investors at any particular time or in any particular manner.

Because the primary purpose of my professional engagement was not to establish or confirm factual matters, financial or accounting information or reserve or production information, and I have not participated in the preparation of all of the Incorporated Reports (as defined below) and because many determinations involved in the preparation of the Incorporated Reports, the Registration Statement, the Preliminary Prospectus and the Prospectus are of a wholly or partially non-legal character, except as expressly set forth in paragraphs 3 and 4 herein, I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Incorporated Reports (as defined below), the Registration Statement, the Preliminary Prospectus, the Prospectus or the Time of Sale Information (the “Disclosure Documents”) and I make no representation that I have independently verified the accuracy, completeness or fairness of such statements.

However, in the course of acting as general counsel to the Company in connection with the preparation of the Incorporated Reports, the Prospectus and the Time of Sale Information, I have reviewed each Disclosure Document and have participated in conferences and telephone conversations with other representatives of the Company and the Guarantors, representatives of the independent public accountants for the Company, representatives of the Underwriters and representatives of the Underwriters’ counsel, during which conferences and conversations the contents of such Disclosure Documents and related matters were discussed.

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Based on my participation in such conferences and conversations, my review of the Disclosure Documents described above, my understanding of the U.S. federal securities Laws and the experience I have gained in my practice thereunder, I advise you that:

(a)                                 Each of the periodic and current reports on Form 10-K, 10-Q or 8-K filed by the Company under the Exchange Act and incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus (the “Incorporated Reports”) (except the financial statements, financial schedules and other financial, accounting and reserve and production data contained or incorporated by reference in such reports, as to which I express no view), at the time such report was filed with the Commission, appeared on its face to comply as to form in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder except that I express no view as to the antifraud provisions of the U.S. federal securities Laws and the rules and regulations promulgated under such provisions; and

(b)                                 No information has come to my attention that causes me to believe that (i) the Registration Statement, as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Time of Sale Information, as of [**] (New York time) on May [**], 2014 (which you have informed us is a time prior to the time of the first sale of the Notes by any Underwriter), contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of the date of the Prospectus Supplement and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in the case of each of clauses (i)-(iii) above, I do not express any view as to the financial statements, financial schedules, and other financial, accounting and reserve and production data contained or incorporated by reference therein and the Statement of Eligibility and Qualification of the Trustee on Form T-1.

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A-2-5

Annex B

The term sheet containing the terms of the Securities and the Guarantees substantially in the form of Annex C.

B-1

Annex C

Filed Pursuant to Rule 433
Registration No. 333-183939
May 20, 2014

Pricing term sheet dated May 20, 2014
to Preliminary Prospectus Supplement dated May 20, 2014
(the “Preliminary Prospectus Supplement”)

Cimarex Energy Co.

$750,000,000 4.375% Senior Notes due 2024

The following information supplements the Preliminary Prospectus Supplement for the offering of 2024 Notes dated May 20, 2014, filed pursuant to Rule 424(b) under the Securities Act, Registration Statement No. 333-183939.

Issuer:	Cimarex Energy Co., a Delaware corporation (the “Company”)

Guarantors:	Cimarex Energy Co. of Colorado, a Texas corporation

ConMag Energy Corporation, a Texas corporation

Cimarex Gas Gathering, Inc., a Texas corporation

Key Production Company, Inc., a Delaware corporation

Magnum Hunter Production, Inc., a Texas corporation

Oklahoma Gas Processing, Inc., a Delaware corporation

Prize Energy Resources, Inc., a Delaware corporation

Title of Securities:	4.375% Senior Notes due 2024 (the “Notes”)

Distribution:	SEC Registered

Principal Amount:	$750,000,000

Public Offering Price:	100%

Underwriting Discounts and Commissions:	1.0%, $7,500,000

Proceeds, Before Expenses, to Cimarex Energy Co.:	$742,500,000

Interest Rate:	4.375%

Interest Payment Dates:	June 1 and December 1, commencing December 1, 2014

Interest Record Dates:	May 15 and November 15

Date of Maturity:	June 1, 2024

Yield to Maturity:	4.375%

Optional Redemption:	Prior to March 1, 2024, make-whole call @ Treasury + 50 bps plus accrued and unpaid interest; on or after March 1, 2024, 100% plus accrued and unpaid interest

Change of Control:	Put @ 101% of principal plus accrued and unpaid interest

CUSIP:	171798 AC5

ISIN:	US171798AC50

Trade Date:	May 20, 2014

Settlement:	T+10; June 4, 2014

It is expected that delivery of the Notes will be made against payment therefor on or about June 4, 2014, which is the tenth business day following the date hereof (such settlement cycle being referred to as ‘‘T+10’’). Pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, or the ‘‘Exchange Act,’’ trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing or the next six succeeding business days will be required, by virtue of the fact that the Notes initially will settle in T+10, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the Notes who wish to trade Notes on the date of pricing or the next six succeeding business days should consult their own advisors.

Joint Book-Running Managers:	Wells Fargo Securities, LLC Deutsche Bank Securities Inc. J.P. Morgan Securities LLC Mitsubishi UFJ Securities (USA), Inc. U.S. Bancorp Investments, Inc.

Co-Managers:

BB&T Capital Markets, a division of BB&T Securities, LLC
BBVA Securities Inc.
BOSC, Inc.
Capital One Securities, Inc.
CIBC World Markets Corp.
Comerica Securities, Inc.
Goldman, Sachs & Co.
ING Financial Markets LLC
KeyBanc Capital Markets Inc.
Santander Investment Securities Inc.

Additional Information

Offering Size

The Company has increased the offering of the Notes from $600 million aggregate principal amount to $750 million aggregate principal amount. Corresponding changes will be made wherever applicable to the Preliminary Prospectus Supplement, including as discussed below.

Prospectus Supplement Summary —Ratio of Earnings to Fixed Charges

The following disclosure is hereby added as footnote (2) under “Ratios of Earnings to Fixed Charges” on page S-31:

(2) The pro forma effect of using $275 million of proceeds from the notes to pay down $275 million of bank debt outstanding at March 31, 2014 results in our pro forma ratio of earnings to fixed charges to change by greater than 10% primarily from using a higher pro forma rate of interest than was actually incurred during those periods. The pro forma ratio of earnings to fixed charges for the three months ended March 31, 2014 and the year ended December 31, 2013 would have been 13.4 and 13.9, respectively.

Use of Proceeds

The following disclosure under “Use of Proceeds” on page S-29 and each other location where it appears in the Preliminary Prospectus Supplement is amended to read as follows:

We estimate that the net proceeds from this offering will be approximately $741.5 million after deducting underwriting discounts and commissions and estimated expenses of the offering.

Capitalization

The following numbers in the As Adjusted column under “Capitalization” on page S-30 and each other location where they appear in the Preliminary Prospectus Supplement are amended to read as follows:

March 31, 2014 As Adjusted (dollars in thousands)
Cash and cash equivalents	$471,030
4.375% Senior Notes due 2024 offered hereby	$750,000
Total long-term debt	$1,500,000
Total capitalization	$5,647,737

The following disclosure as footnote (1) under “Capitalization” on page S-30 and each other location where it appears in the Preliminary Prospectus Supplement is amended to read as follows:

(1) As of May 16, 2014, we had $515 million outstanding under our revolving credit facility. We intend to use the net proceeds of this offering to repay all of such outstanding borrowings. As adjusted cash and cash equivalents in the table above includes amounts that will be used for such purposes and would reduce such amount to $231.0 million with approximately $1.0 billion of commitments available under our revolving credit facility.

This communication is intended for the sole use of the person to whom it is provided by the sender.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of these securities in any jurisdiction in which such solicitation or sale would be unlawful prior to registration or qualification of these securities under the laws of any such jurisdiction.

The information in this term sheet supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement.  This term sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement.  Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement.

The issuer has filed a registration statement including a prospectus and a prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you request them from Wells Fargo Securities, LLC at 550 South Tryon Street, 7th Floor, MAC D1086-070, Charlotte, NC, 28202, or via phone at 1-800-326-5897, or by email at cmclientsupport@wellsfargo.com; or Deutsche Bank Securities Inc. at 60 Wall Street, New York, NY 10005, attention: Prospectus Group, or via phone at 1-800-503-4611, or by email at prospectus.cpdg@db.com; or J.P. Morgan Securities LLC at 383 Madison Avenue, New York, NY 10179, attention: High Yield Syndicate, or via phone at 1-800-245-8812, or by email at HY_syndicate@jpmorgan.com; or Mitsubishi UFJ Securities (USA), Inc. at 1633 Broadway, 29th Floor, New York, NY 10019, attention: Capital Markets Group, or via phone at 1-212-405-7440; or U.S. Bancorp Investments, Inc. at 214 North Tyron Street, 26th Floor, Charlotte, NC 28202, attention: Non-Investment Grade Syndicate, or via phone at 1-800-558-2607.

ANY DISCLAIMER OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED.  SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.